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                                                                      EXHIBIT 21

SUBSIDIARIES OF TRUMP ATLANTIC CITY ASSOCIATES:

             Trump Atlantic City Funding, Inc. (Delaware corporation)

             Trump Atlantic City Funding II, Inc. (Delaware corporation)

             Trump Atlantic City Funding III, Inc. (Delaware corporation)

             Trump Atlantic City Corporation (Delaware corporation)

             Trump Casino Services, L.L.C. (New Jersey limited liability company)

             Trump Communications, L.L.C. (New Jersey limited liability company)

             Trump Plaza Associates (New Jersey general partnership)

             Trump Taj Mahal Associates (New Jersey general partnership)

SUBSIDIARIES OF TRUMP ATLANTIC CITY FUNDING, INC.:

             None

SUBSIDIARIES OF TRUMP ATLANTIC CITY FUNDING II, INC.:

             None

SUBSIDIARIES OF TRUMP ATLANTIC CITY FUNDING III, INC.:

             None

SUBSIDIARIES OF TRUMP ATLANTIC CITY CORPORATION:

             Trump Casino Services, L.L.C. (New Jersey limited liability company) - 1% ownership

             Trump Communications, L.L.C. (New Jersey limited liability company) - 1% ownership

             Trump Plaza Associates (New Jersey general partnership) - 1%
               ownership

             Trump Taj Mahal Associates (New Jersey general partnership) - 1%
               ownership

SUBSIDIARIES OF TRUMP CASINO SERVICES, L.L.C.:

             Trump Communications, L.L.C. (New Jersey limited liability company) - 99% ownership

SUBSIDIARIES OF TRUMP COMMUNICATIONS, L.L.C.:

             None


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SUBSIDIARIES OF TRUMP PLAZA ASSOCIATES:
             None

SUBSIDIARIES OF TRUMP TAJ MAHAL ASSOCIATES:
             None